United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2007, Osiris Therapeutics, Inc. issued a press release announcing that Mr. Cary Claiborne, who has served as Chief Financial Officer and Secretary of the Company since 2004, left  the Company to pursue new professional opportunities, effective November 23, 2007. Mr. Claiborne submitted his resignation on November 16, 2007.  Upon Mr. Claiborne’s departure, Philip R. Jacoby, Jr., age 55, the Company’s Controller and Chief Accounting Officer since April 2005, will assume the role of interim Chief Financial Officer and Corporate Secretary.  From 1999 to 2004, Mr. Jacoby served as Vice President and Corporate Controller for FTI Consulting, Inc., a global business financial and economic consulting firm.  Mr. Jacoby began his career with Arthur Andersen & Co. and earned his undergraduate degree in business and public administration from the University of Maryland.

Pursuant to the terms of an Employment Separation Agreement and Release entered into by and between the Company and Mr. Claiborne on November 23, 2007, a copy of which is attached hereto as Exhibit 10.1, Mr. Claiborne has agreed, among other things, to remain reasonably available to the Company through March 2008 to assist in a smooth transition of his duties while his replacement is sought, and the Company has agreed, among other things, to pay Mr. Claiborne an amount equal to ten months base salary and to continue his benefits for one year or until an earlier date as similar benefit arrangements are available to him from a subsequent employer.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Employment Separation Agreement and Release dated November 23, 2007 by and between the Registrant and Cary J. Claiborne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 23 2007	By:	/s/ C. RANDAL MILLS
C. Randal Mills, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement and Release dated November 23, 2007 by and between the Registrant and Cary J. Claiborne